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                                  Exhibit (99.1)

               P&G DIRECTORS & OFFICERS INSURANCE PROGRAM SUMMARY

This summary states the general effect of the Company's Directors & Officers ("D&O") Insurance Program.

INSURANCE                                    LIMIT    UNDERLYING
 COMPANY     POLICY PERIOD      COVER       ($MILL)     ($MILL)
---------   --------------   ----------     -------   ----------
CODA        June 30, 2005-     Side A          25         nil
            June 30, 2006

XL          June 30, 2005-     Side A          25          25
            June 30, 2006

ACE         June 30, 2005-   Side A,B,C        25          50
            June 30, 2006

AWAC        June 30, 2005-   Side A,B,C        25          75
            June 30, 2006

Arch        June 30, 2005-   Side A,B,C        25         100
            June 30, 2006

Starr       June 30, 2005-   Side A,B,C        25         125
            June 30, 2006

Axis        June 30, 2005-   Side A,B,C        25         150
            June 30, 2006

XL          June 30, 2005-   Side A,B,C        10         175
            June 30, 2006

Max Re      June 30, 2005-   Side A,B,C        15         185
            June 30, 2006

CODA        June 30, 2005-     Side A          25         200
            June 30, 2006

XL          June 30, 2005-     Side A          15         225
            June 30, 2006

Starr       June 30, 2005-     Side A          10         240
            June 30, 2006
                                              ---
TOTAL                                         250
                                              ===

Note: "Side A coverage" refers to D&O insurance coverage that provides direct coverage to insured directors and officers for claims for which the insured company is unable or unwilling to indemnify the insured individuals. For example, the law in many states prohibits a company from indemnifying its directors or officers for shareholder derivative claims. "Side B coverage" refers to D&O coverage that indemnifies the insured company or corporation, typically in excess of a deductible, for sums that the company or corporation spends to indemnify insured directors or officers for allegedly wrongful acts covered by the terms of D&O insurance. "Side C coverage" refers to direct entity coverage provided to the insured company or corporation itself when a claim is brought against the company or corporation itself for allegedly wrongful acts covered by the terms of D&O insurance.